Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces

2011 First Quarter Results

Newton, MA (May 6, 2011): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter ended March 31, 2011.

Results for the Quarter Ended March 31, 2011:

Funds from operations (FFO) available for common shareholders for the quarter ended March 31, 2011 was $61.8 million, or $0.86 per share basic and $0.85 per share diluted, compared to FFO available for common shareholders for the quarter ended March 31, 2010 of $60.0 million, or $1.06 per share basic and $1.03 per share diluted.

Net income available for common shareholders was $37.8 million for the quarter ended March 31, 2011, compared to $24.6 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted (EPS), for the quarters ended March 31, 2011 and 2010 was $0.52 and $0.43, respectively.  Net income for the quarter ended March 31, 2011 includes gains of $34.6 million, or $0.48 per share, from the sale of properties.  Net income for the quarter ended March 31, 2010 includes gains of $16.4 million, or $0.29 per share, from the issuance of shares by an equity investee.

The weighted average number of basic and diluted common shares outstanding was 72,138,686 and 79,436,851, respectively, for the quarter ended March 31, 2011, and 56,731,727 and 64,029,891, respectively, for the quarter ended March 31, 2010.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended March 31, 2011 and 2010 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of March 31, 2011, 87.5% of CWH’s total square feet was leased, compared to 87.7% as of December 31, 2010 and 88.6% as of March 31, 2010.

CWH signed lease renewals for 771,000 square feet and new leases for 678,000 square feet during the quarter ended March 31, 2011 which had weighted average rental rates that were 8% above prior rents for the same space.  Average lease terms for leases signed during the first quarter of 2011 were 6.0 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended March 31, 2011 totaled $10.71 per square foot on average.

Recent Investment and Sales Activities:

Since January 1, 2011, CWH has acquired ten properties with approximately 2.0 million square feet for an aggregate purchase price of approximately $350.1 million, excluding closing costs, and it has entered agreements to acquire 11 properties with approximately 3.1 million square feet for an aggregate purchase price of approximately $624.2 million, including the assumption of approximately $321.6 million of mortgage debt and excluding closing costs:

•                  In January 2011, CWH closed on the previously reported acquisition of three office properties located in Boca Raton, FL with a combined 639,830 square feet.  These properties are 100% leased to Office Depot for 12.8 years.  The aggregate purchase price was $171.0 million, excluding closing costs.

•                  In January 2011, CWH closed on the previously reported acquisition of an office property located in Columbia, SC with 115,028 square feet.  This property is 99% leased to six tenants for a weighted (by rents) average lease term of 4.8 years.  The purchase price was $12.0 million, excluding closing costs.

•                  In January 2011, CWH closed on the previously reported acquisition of an office property located in Chelmsford, MA with 98,048 square feet.  This property is 100% leased to Comcast Corporation for 5.2 years.  The purchase price was $10.0 million, excluding closing costs.

•                  In February 2011, CWH closed on the previously reported acquisition of an office property located in Montvale, NJ with 119,089 square feet.  This property is 100% leased to three tenants for a weighted (by rents) average lease term of 6.4 years.  The purchase price was $20.6 million, excluding closing costs.

•                  In March 2011, CWH closed on the previously reported acquisition of four mixed use office properties located in Phoenix, AZ with a combined 1,063,364 square feet.  These properties are 92% leased to 44 tenants for a weighted (by rents) average lease term of 9.8 years.  The aggregate purchase price was $136.5 million, excluding closing costs.

•                  In November 2010, CWH entered an agreement to acquire four office properties located in Stafford, VA with a combined 149,023 square feet.  These properties are 100% leased to ten tenants for a weighted (by rents) average lease term of 1.7 years.  The aggregate purchase price is $25.7 million, including the assumption of approximately $15.3 million of mortgage debt and excluding closing costs.  CWH expects to acquire these properties during the second quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

•                  In March 2011, CWH entered an agreement to acquire four office properties located in Folsom, CA with a combined 269,254 square feet.  These properties are 92% leased to ten tenants for a weighted (by rents) average lease term of 3.6 years.  The aggregate purchase price is $46.3 million, including the assumption of approximately $41.3 million of mortgage debt and excluding closing costs.  CWH expects to acquire these properties during the second quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

•                  In May 2011, CWH entered an agreement to acquire an office property located in Chicago, IL with 1,070,388 square feet.  This property is 85% leased to 60 tenants for a weighted (by rents) average lease term of 6.6 years.  The purchase price is $162.2 million, excluding closing costs.  CWH expects to acquire this property during the second quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

•                  In May 2011, CWH entered an agreement to acquire two office properties located in Chicago, IL with a combined 1,571,386 square feet.  These properties are 97% leased to 49 tenants for a weighted (by rents) average lease term of 8.4 years.  The aggregate purchase price is $390.0 million, including the assumption of approximately $265.0 million of mortgage debt and excluding closing costs.  CWH expects to acquire these properties during the second or third quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

Since January 1, 2011, CWH has sold seven properties with approximately 838,000 square feet for an aggregate sales price of $98.1 million, excluding closing costs:

•                  In November 2010, CWH entered agreements with Senior Housing Properties Trust to sell 27 properties which are majority leased as medical office, clinic and biotech laboratory buildings with approximately 2.8 million combined square feet for an aggregate sale price of $470.0 million, excluding closing costs.  In November and December 2010, CWH sold 21 of these properties with approximately 2.1 million combined square feet for aggregate sales prices of $374.1 million, excluding closing costs.  The remaining six properties with approximately 737,000 combined square feet were sold in January 2011 for $95.9 million, excluding closing costs.

•                  In February 2011, CWH sold an industrial property located in Adairsville, GA with 101,400 square feet for $2.3 million, excluding closing costs.

•                  CWH also currently has 27 properties located throughout the United States with a combined 2.9 million square feet listed for sale with third party brokers.  CWH expects to sell these properties sometime in 2011; however, no assurance can be given that any of the properties will be sold in that time period or at all.

Recent Financing Activities:

In March 2011, CWH repaid, at maturity, all of its $168.2 million floating rate senior notes due in 2011 with borrowings under its revolving credit facility.

Conference Call:

On May 6, 2011, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee and President, and John Popeo, Chief Financial Officer, will host a conference call to discuss the first quarter financial results.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, May 13th.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179322.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s first quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s First Quarter 2011 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of March 31, 2011, CWH owned 490 properties with 66.0 million square feet, including 17.9 million square feet of leased industrial and commercial lands in Oahu, Hawaii and 11 properties with a combined 1.8 million square feet in Australia.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO.  CWH’s website is not incorporated as part of this press release.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. CWH’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY CWH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

•                  THIS PRESS RELEASE STATES THAT CWH IS CURENTLY MARKETING CERTAIN PROPERTIES FOR SALE.  THERE IS NO GUARANTEE THAT CWH WILL FIND BUYERS FOR THESE PROPERTIES OR THAT THE TERMS OFFERED BY POTENTIAL BUYERS WILL BE ACCEPTABLE.  AS A RESULT, SOME OR ALL OF THESE PROPERTIES MAY NOT BE SOLD.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN CWH’S PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY CWH’S FORWARD LOOKING STATEMENTS. CWH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended March 31,
		2011	2010

Rental income		$214,362	$195,079

Expenses:
Operating expenses		90,407	81,470
Depreciation and amortization		53,841	45,440
General and administrative		10,951	9,250
Acquisition related costs		2,645	310
Total expenses		157,844	136,470

Operating income		56,518	58,609

Interest and other income		824	1,118
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $2,032 and $1,766 respectively)		(47,414)	(44,865)
Equity in earnings of investees		2,712	2,339
Gain on issuance of shares by an equity investee		—	16,418
Income from continuing operations before income tax expense		12,640	33,619
Income tax expense		(346)	(182)
Income from continuing operations		12,294	33,437
Discontinued operations:
(Loss) income from discontinued operations		(254)	3,860
Gain on sale of properties		34,572	—
Net income		46,612	37,297
Preferred distributions		(8,839)	(12,667)
Net income available for common shareholders		$37,773	$24,630

Calculation of Funds from Operations, or FFO (1):
Net income		$46,612	$37,297
Plus:	depreciation and amortization from continuing operations	53,841	45,440
Plus:	depreciation and amortization from discontinued operations	—	4,340
Plus:	acquisition related costs (2)	2,645	310
Plus:	FFO from investees	4,819	3,995
Plus:	average minimum rent from direct financing lease	110	—
Less:	interest earned from direct financing lease	(154)	—
Less:	gain on sale of properties from discontinued operations	(34,572)	—
Less:	equity in earnings of investees	(2,712)	(2,339)
Less:	gain on issuance of shares by an equity investee	—	(16,418)
FFO		70,589	72,625
Less: preferred distributions		(8,839)	(12,667)
FFO available for common shareholders		$61,750	$59,958

Weighted average common shares outstanding — basic		72,139	56,732
Weighted average common shares outstanding — diluted (3)		79,437	64,030

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2011	2010
Per common share:
Income from continuing operations available for common shareholders — basic and diluted	$0.05	$0.37
Income from discontinued operations — basic and diluted	$0.48	$0.07
Net income available for common shareholders — basic and diluted	$0.52	$0.43
FFO available for common shareholders — basic	$0.86	$1.06
FFO available for common shareholders — diluted	$0.85	$1.03

Common distributions paid	$0.50	$0.48

(1)          We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition related costs as described in Note 2 below, gains from equity investees and the difference between average minimum rent and interest earned from direct financing lease.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because, by excluding the effects of certain historical amounts, such as depreciation expense and the items referred to above, FFO can facilitate a comparison of our operating performance between periods.  FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is among the factors considered by our Board of Trustees when determining the amount of distributions to shareholders.  Other REITs may calculate FFO differently than us.

(2)          Represents costs associated with acquisitions that are expensed pursuant to the Business Combinations Topic of the FASB Accounting Standards CodificationTM.

(3)          As of March 31, 2011, our 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarters ended March 31, 2011 and 2010.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended March 31,
	2011	2010
Net income available for common shareholders	$37,773	$24,630
Add - Series D convertible preferred distributions	6,167	6,167
Net income available for common shareholders — diluted	$43,940	$30,797

FFO available for common shareholders	$61,750	$59,958
Add - Series D convertible preferred distributions	6,167	6,167
FFO available for common shareholders — diluted	$67,917	$66,125

Weighted average common shares outstanding — basic	72,139	56,732
Effect of dilutive Series D preferred shares	7,298	7,298
Weighted average common shares outstanding — diluted	79,437	64,030

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Real estate properties:
Land	$1,393,691	$1,339,133
Buildings and improvements	5,244,138	5,018,125
	6,637,829	6,357,258
Accumulated depreciation	(887,752)	(850,261)
	5,750,077	5,506,997
Properties held for sale	51,249	114,426
Acquired real estate leases, net	270,676	233,913
Equity investments	170,100	171,464
Cash and cash equivalents	25,389	194,040
Restricted cash	5,530	5,082
Rents receivable, net of allowance for doubtful accounts of $12,175 and $12,550, respectively	205,691	191,237
Other assets, net	210,975	171,380
Total assets	$6,689,687	$6,588,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$270,000	$—
Senior unsecured debt, net	2,686,745	2,854,540
Mortgage notes payable, net	350,462	351,526
Other liabilities related to properties held for sale	297	1,492
Accounts payable and accrued expenses	113,761	123,842
Acquired real estate lease obligations, net	65,130	65,940
Rent collected in advance	29,293	27,988
Security deposits	22,726	22,523
Due to affiliates	11,488	8,998
Total liabilities	3,549,902	3,456,849

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 72,138,686 shares issued and outstanding	721	721
Additional paid in capital	3,348,849	3,348,849
Cumulative net income	2,418,949	2,372,337
Cumulative common distributions	(2,712,026)	(2,675,956)
Cumulative preferred distributions	(441,091)	(432,252)
Cumulative other comprehensive income	11,098	4,706
Total shareholders’ equity	3,139,785	3,131,690
Total liabilities and shareholders’ equity	$6,689,687	$6,588,539